UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

ADTRAN Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41446	87-2164282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Explorer Boulevard Huntsville, Alabama	35806-2807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (256) 963-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, Par Value $0.01	ADTN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment and Restatement of Variable Incentive Compensation Plan

On January 24, 2023, following the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of ADTRAN Holdings, Inc. (the “Company”), the Board approved an amendment and restatement of the ADTRAN Holdings, Inc. Variable Incentive Compensation Plan (the “VICC” Plan) in order to:

(i)	allow for performance to be measured over such period of time as the Compensation Committee may select (such time period, a “Performance Period”);

(ii)	adjust the definitions of “Base Compensation” and “Performance Measure” to the tie to the concept of a Performance Period rather than a Plan Year;

(iii)	establish that no individual may receive payouts of more than $3,500,000 in a single fiscal year under the VICC Plan (compared to the previous cap of $3,000,000 in a given Plan Year);

(iv)	clarify that Performance Measures may be established and measured on a GAAP or non-GAAP basis; and

(v)	enable the approval of the Performance Awards to occur at the Compensation Committee level.

This description of the VICC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the VICC Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Quarterly Bonus Program for First Quarter of 2023

On January 20, 2023, the Compensation Committee of the Board approved a quarterly bonus program for the first quarter of 2023 under the VICC Plan for certain management employees, including the Company’s Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) and the other named executive officers of the Company, as identified in the Company’s proxy statement (“2022 Proxy Statement”) filed with the Securities and Exchange Commission on March 29, 2022 (collectively with the CEO and CFO, the “NEOs”). Each NEO was granted a target VICC amount for the first quarter of 2023, in dollars and as a percentage of quarterly base salary (ranging from 40% to 140% depending upon the NEO), with the actual incentive earned, if any, based on the attainment of objectives in the quarter related to Company performance measures (“CPMs”), revenue and adjusted EBIT (defined as the Company’s earnings before interest and tax, determined based on the Company’s audited financial results, and adjusted to remove any non-operating income or expense, restructuring expenses, acquisitions related expenses and amortization of intangibles, stock compensation expense, the impact of equity market changes on deferred compensation expenses, and any other non-GAAP exclusions approved by the Compensation Committee of the Board). Attainment of each CPM is independent of the other, with the potential payouts associated with each of the CPMs as follows:

•

Adjusted EBIT: If the threshold adjusted EBIT is achieved, the participant will earn 10% of the target award. If the target adjusted EBIT is achieved, the participant will earn 50% of the target award. If the maximum adjusted EBIT is achieved, the participant will earn 100% of the target award.

•

Revenue: If the threshold revenue level is achieved, the participant will earn 0.000002% of the target award. If the target revenue level is achieved, the participant will earn 50% of the target award. If the maximum revenue level is achieved, the participant will earn 100% of the target award.

Payouts for performance between the threshold and maximum levels are subject to non-linear interpolation. Failure to meet the minimum performance threshold corresponding to a specific CPM will result in the participant not receiving any portion of the payout award related to such CPM. In no event can a NEO receive more than 100% of the target payout related to each CPM and, therefore, not more than 200% of the target VICC for the quarter. In order for a NEO to earn a bonus for the quarter, the NEO must generally remain employed by the Company through the date that payment of the applicable award is scheduled to be made.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Amended and Restated Variable Incentive Compensation Plan (as amended through January 24, 2023)

10.2	Form of VICC Award Letter – Quarterly Bonus Program

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2023	ADTRAN Holdings, Inc.

	By:	/s/ Michael Foliano
Michael Foliano
Chief Financial Officer